CONSENT

dated as of July 20, 2004

        Reference is hereby made to the Revolving Credit Agreement dated as of March 29, 2002 (as amended and in effect from time to time, the “Credit Agreement”), by and among U.S. XPRESS ENTERPRISES, INC., a Nevada corporation, U.S. XPRESS, INC., a Nevada corporation, XPRESS GLOBAL SYSTEMS, INC. (f/k/a CSI/Crown, Inc.), a Georgia corporation, and U.S. XPRESS LEASING, INC., a Tennessee corporation (each a “Borrower” and collectively, the “Borrowers”), and FLEET CAPITAL CORPORATION, a Rhode Island corporation and the other lending institutions listed on Schedule 1 to the Credit Agreement (collectively, the “Lenders”), and FLEET CAPITAL CORPORATION, as administrative agent for itself and such other lending institutions (in such capacity, the “Administrative Agent”), with FLEET SECURITIES, INC., as arranger, and LASALLE BANK NATIONAL ASSOCIATION, as syndication agent. Capitalized terms used herein unless otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

        Section 1.  Consent to Acquisition. The Borrowers have requested, and the Administrative Agent and Lenders hereby consent to the acquisition by the Borrowers of the assets used by CRST Van Expedited, Inc. in its Major Airport Xpress Max Division (the “CRST Acquisition”) on terms and conditions that (a) are outlined on Exhibit A hereto and (b) are satisfactory to the Administrative Agent.

        Section 2.  Borrowers’ Representations and Warranties. The Borrowers hereby represent to the Lenders and the Administrative Agent that, after giving effect to the CRST Acquisition and the related consent contained herein, (a) each of the representations and warranties made by the Borrowers in the Credit Agreement was true as of the date first made and continue to be true as of the date of this consent and (b) no Default or Event of Default has occurred and is continuing under the Credit Agreement.

        Section 3.  Miscellaneous. The consent granted herein is limited strictly to its terms, shall apply only to the specific transaction described herein, shall not extend to or affect any of the Borrowers’ other obligations contained in the Credit Agreement and the other Loan Documents and shall not impair any rights consequent thereon. The Administrative Agent and the Lenders shall not have any obligation to issue any further consents or waivers with respect to the CRST Acquisition or any other matter. Except as expressly set forth herein, nothing contained herein shall be deemed to be a waiver of, or shall in any way impair or prejudice, any rights of the Administrative Agent or the Lenders under the Credit Agreement or the other Loan Documents.

        This consent and the respective rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts. This consent may be executed in any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument.

        IN WITNESS WHEREOF, the undersigned have duly executed this Consent as of the date first set forth above.

                                                   U.S. XPRESS ENTERPRISES, INC.

                                                     By: /s/ Ray M. Harlin
                                                         --------------------------------
                                                            Name:  Ray M. Harlin
                                                            Title:   Executive  Vice  President  of  Finance,  Chief  Financial
                                                                     Officer and Assistant Secretary

                                                     U.S. XPRESS, INC.

                                                     By: /s/ Ray M. Harlin
                                                         --------------------------------
                                                            Name:  Ray M. Harlin
                                                            Title:   Assistant Secretary

                                                     XPRESS GLOBAL SYSTEMS, INC.

                                                     By: /s/ Ray M. Harlin
                                                         --------------------------------
                                                            Name:  Ray M. Harlin
                                                            Title:   Assistant Secretary

                                                     U.S. XPRESS LEASING, INC.

                                                     By: /s/ Ray M. Harlin
                                                         --------------------------------
                                                            Name:  Ray M. Harlin
                                                            Title:   Assistant Secretary

                                                     FLEET CAPITAL CORPORATION, individually and as Administrative Agent

                                                     By: /s/ Christopher Godfrey
                                                         --------------------------------
                                                            Name:  Christopher Godfrey
                                                            Title: Senior Vice President

                                                     FLEET NATIONAL BANK,
                                                     as Issuing Bank

                                                     By: /s/ Christopher Godfrey
                                                         --------------------------------
                                                            Name:  Christopher Godfrey
                                                            Title: Senior Vice President

                                                     THE CIT GROUP/BUSINESS CREDIT, INC.

                                                     By: /s/ Arthur R. Cordwell, Jr.
                                                         --------------------------------
                                                            Name:  Arthur R. Cordwell, Jr.
                                                            Title: Vice President

                                                     LASALLE BANK NATIONAL ASSOCIATION

                                                     By: /s/ Nick T. Weaver
                                                         --------------------------------
                                                            Name: Nick T. Weaver
                                                            Title: First Vice President